Exhibit 99.1

MassRoots Closes Acquisition of Empire Services, Inc.

As a result of the Empire acquisition, MassRoots has shifted its business focus and plans to apply to uplist to a national exchange in the coming weeks

(Norfolk, VA) October 1, 2021 -- MassRoots, Inc. ("MassRoots" or the "Company") (OTCPink:MSRT) is pleased to report it has closed and taken effective its acquisition of Empire Services, Inc. (“Empire”). As a result of the Empire acquisition, the Company now operates 10 metal recycling facilities across Virginia and North Carolina and generates tens of millions of dollars in annual revenue.

In the coming weeks, the Company intends to apply to uplist to the Nasdaq Capital Market or the NYSE American Market, which MassRoots believes would result in a significant increase in visibility, liquidity, and institutional interest for its stock.

“I believe this is a new beginning for MassRoots and under my leadership, we plan to focus on aggressively growing the Company’s revenues and expanding its sources of income,” stated Danny Meeks, Chairman and Chief Executive Officer of MassRoots. “Empire has been a leader in its industry since 2002 and our playbook has thrived through nearly every economic climate and a global pandemic. I look forward to applying my experience and working tirelessly on behalf of the over 30,000 loyal and supportive MassRoots shareholders.”

“While we will always appreciate our roots and community, MassRoots is now entirely focused on the commodities market,” stated Isaac Dietrich, Chief Information Officer of MassRoots. “We believe our significant experience in building and scaling technology systems will help create a defining competitive advantage for Empire.”

In May 2021, MassRoots amended its Series X and Series Y Preferred Shares to prohibit conversions until November 30, 2022 and has significantly improved its capitalization structure. Additionally, MassRoots has entered into a settlement agreement with Iroquois Master Fund, Ltd. which is expected to result in the dismissal of the litigation and arbitration between the two parties.

About MassRoots

MassRoots, Inc. (OTC Pink: MSRT), through its wholly owned subsidiary Empire Services, Inc. (“Empire”), is a leading operator of 10 metal recycling facilities in Virginia and North Carolina. Empire was founded in 2002 and has approximately 65 employees as of October 2021.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements about expected closing of Empire acquisition, the future revenues of the Company, the appointment of new directors, and the listing on a senior exchange. These statements are identified by the use of the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in our filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Source: MassRoots, Inc.

Contact Info:

Isaac Dietrich

(303) 816-8070
Isaac@MassRoots.com